Exhibit 1.1

National Semiconductor Corporation

$250,000,000 Senior Floating Rate Notes due 2010
$375,000,000 6.150% Senior Notes due 2012
$375,000,000 6.600% Senior Notes due 2017

________

Underwriting Agreement

June 13, 2007

Goldman, Sachs & Co.
As representative of the Underwriters
c/o 85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

National Semiconductor Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Exhibit A hereto (the “Underwriters”), for whom Goldman, Sachs & Co. is acting as representative, an aggregate of $250,000,000 principal amount of the Senior Floating Rate Notes due 2010, an aggregate of $375,000,000 principal amount of the 6.150% Senior Notes due 2012  and an aggregate of $375,000,000 principal amount of the 6.600% Senior Notes due 2017 of the Company (collectively, the “Securities”).

1.             The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-143571) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual, periodic or current report or definitive proxy or information statement of the Company filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 10:10 a.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule I hereto and to be prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the

Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(f)            Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to repurchases of the Company’s common stock under the Company’s share repurchase program previously announced on or prior to June 7, 2007 and described in the Pricing Prospectus, and the Company’s accelerated stock repurchase program announced on June 7, 2007, and changes due to issuances of the Company’s common stock in the ordinary course of business under the Company’s existing share-based employee benefits and options plans described in the Pricing Prospectus) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (collectively, a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)           The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or where the failure to have such title to be free and clear of such liens, encumbrances and defects would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation, limited liability company or other similar type of entity in good standing under the laws of its jurisdiction of incorporation;

(i)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock, membership interests or any other capital securities of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)            This Agreement has been duly authorized, executed and delivered by the Company;

(k)           The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of June 18, 2007 (the “Base Indenture”) between the Company and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by supplemental indentures to be dated on or about June 18, 2007 (the “Supplemental Indentures”, and together with the Base Indenture, the “Indenture”) between the Company and the Trustee, under which they are to be issued; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee at the Time of Delivery, the Indenture will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(l)            The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, in each case as currently in effect, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties except in each case (other than with respect to any violation of the Certificate of Incorporation or By-laws of the Company) for such conflicts, violations, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m)          Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent or comparable constitutive documents), in each case as currently in effect, or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except (other than with respect to any violation of the Certificate of Incorporation or By-laws of the Company) for any default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(n)           The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Certain

Material United States Federal Income Tax Consequences”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o)           Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(r)            KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(s)           The financial statements (including the related notes and schedules) included or incorporated by reference in the Pricing Prospectus comply as to form in all material respects with the requirements of Regulation S-X of the Commission and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and, except as otherwise disclosed in the Pricing Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis;

(t)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States applied on a consistent basis.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u)           Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w)          Except as otherwise set forth in the Pricing Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim; and

(x)            Except as otherwise set forth in the Pricing Prospectus, the Company and its subsidiaries own, possess, license or have the right to use, the trademarks, trade names, patents, copyrights, mask works, domain names, licenses, approvals, trade secrets, inventions, technology, software, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as being conducted and as described in the Pricing Prospectus.  Except as disclosed in the Pricing Prospectus, (i) to the Company’s knowledge, there is no infringement, misappropriation, breach, default or other violation by the Company or its subsidiaries of the Intellectual Property of others, or by any third party of any of the Intellectual Property of the Company or its subsidiaries; (ii) the Intellectual Property owned by the Company and its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to any of the Intellectual Property owned by them; (iii) all contracts relating to Intellectual Property necessary for the conduct of the business of the Company and its subsidiaries as being conducted and as described in the Pricing Prospectus are valid, binding (as to the Company and its subsidiaries) and are in full force and effect, neither the

Company nor its subsidiaries are in material breach or material default thereof (or has received written notice of any alleged material breach or material default thereof), and to the Company’s knowledge, no other party thereto is in material breach or material default thereof; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary of the Company infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property or other proprietary rights of others and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) to the Company’s knowledge, none of the Intellectual Property used by the Company or its subsidiaries in their respective businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or any of their employees, or otherwise in violation of the rights of any persons, except in each case covered by the above clauses (i) through (v) such as would not, if determined adversely to the Company or any of its subsidiaries, have a Material Adverse Effect.

2.             Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.550% of the principal amount thereof, plus accrued interest, if any, from June 18, 2007 to the Time of Delivery (as defined below) hereunder, the Senior Floating Rate Notes due 2010, (ii) at a purchase price of 99.371% of the principal amount thereof, plus accrued interest, if any, from June 18, 2007 to the Time of Delivery hereunder, the 6.150% Senior Notes due 2012 and (iii) at a purchase price of 99.344% of the principal amount thereof, plus accrued interest, if any, from June 18, 2007 to the Time of Delivery hereunder, the 6.600% Senior Notes due 2017, the respective principal amount of Securities set forth opposite the name of such Underwriter in Exhibit A.

3.             The several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.             (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on June 18, 2007 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery”.

(b)           The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the

Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement (as defined under Rule 405 under the Act) relating to the Securities, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)           Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)            To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)           During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder of, any securities of the Company that are substantially similar to the Securities;

(h)           To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)            To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(j)            To use its best efforts to cause the Securities to be eligible for clearance and settlement through DTC.

6.            (a)            (i)            The Company represents and agrees that, other than the final term sheet in the form attached as Schedule I hereto and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. (including the final term sheet in the form attached as Schedule I hereto and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto (or in the case of the final term sheet, listed on Schedule I hereto);

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) all fees and expenses in connection with approval of the Securities by DTC for “book-entry” transfer; (vii) the cost of preparing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.             The obligations of the Underwriters hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Latham & Watkins LLP, counsel for the Company, shall have furnished to you its written opinion (a form of such opinion is attached as Annex II hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)            The Company is a corporation in good standing under the General Corporation Law of the State of Delaware (“DGCL”), with corporate power and authority to own its properties and conduct its business as described in the Prospectus.  Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California;

(ii)           The execution and delivery of the Agreement have been duly authorized by all necessary corporate action of the Company, and the Agreement has been duly executed and delivered by the Company;

(iii)          The Securities have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Agreement, will be legally valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv)          The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(v)           The Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

(vi)          The execution and delivery of the Agreement and the Indenture and the issuance and sale of the Securities by the Company to you pursuant to the Agreement do not on the date of the opinion:

(1)                                  violate the Company’s Certificate of Incorporation or By-laws;
(2)                                  result in the breach of or a default under any of the material or other specified agreements listed in such opinion;
(3)                                  violate the DGCL, or any federal or New York or California statute, rule or regulation applicable to the Company; or
(4)                                  require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York or California statute, rule or regulation applicable to the Company that have not been obtained or made.

(vii)         The Registration Statement at June 7, 2007, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete;

(viii)        The statements set forth in the Prospectus under the caption “Description of Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Certain Material United States Federal Income Tax Consequences” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate descriptions or summaries in all material respects; and

(ix)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act.

In addition, such opinion shall also contain a statement that such counsel has participated in conferences and telephone conversations with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents of the Registration Statement, the Preliminary Prospectus, the final term sheet in the form attached as Schedule I hereto and the Prospectus and related matters were discussed and no facts have come to the attention of such counsel which lead such counsel to believe that (A) the Registration Statement, at the time it became effective, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Preliminary Prospectus, as of Applicable Time, when taken together with the final term sheet in the form attached as Schedule I hereto, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) the Prospectus, as of its date and the Time of Delivery, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data included or incorporated by reference therein);

(d)           John M. Clark III, Senior Vice President, General Counsel and Secretary for the Company, shall have furnished to you his written opinion (a form of such opinion is attached as Annex III hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)            Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly organized and is validly existing as a corporation, limited liability company or other similar type of entity in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock, membership interests, or any other capital securities of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its significant subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

(ii)           To the best of such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries;

(iii)          Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent or comparable constitutive documents), in each case as currently in effect, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case (other than with respect to any violation of the Certificate of Incorporation or By-laws, or equivalent or comparable constitutive documents, of the Company or any of its subsidiaries) for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(iv)          The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

(v)           To the best of such counsel’s knowledge, there are no amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required;

(e)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

(f)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to repurchases of the Company’s common stock under the Company’s share repurchase program previously announced on or prior to June 7, 2007 and described in the Pricing Prospectus, and the Company’s accelerated stock repurchase program announced on June 7, 2007, and changes due to issuances of the Company’s common stock in the ordinary course of business under the Company’s existing share-based employee benefits and options plans described in the Pricing Prospectus) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)           On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in  clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)            The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j)            The Securities shall be eligible for clearance and settlement through DTC; and

(k)           The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9.             (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)           Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)           If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting

Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.           If for any reason other than a default by any Underwriter, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.           In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of the Underwriters as representative.

14.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representative at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

16.           Time shall be of the essence of this Agreement.  As used herein, the term ”business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.           The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.           The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.           Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

National Semiconductor Corporation

		By:	/s/ John M. Clark III
			Name:	John M. Clark III
			Title:	Senior Vice President, General Counsel & Secretary

Accepted as of the date hereof:

Goldman, Sachs & Co.

By	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
For itself and the other several
Underwriters named in Exhibit A
to the foregoing Agreement.

EXHIBIT A

UNDERWRITERS	PRINCIPAL AMOUNT OF SECURITIES TO BE PURCHASED
SENIOR FLOATING RATE NOTES DUE 2010

Goldman, Sachs & Co.	$225,000,000
Banc of America Securities LLC	$ 25,000,000
Total:	$250,000,000

6.150% FIXED RATE NOTES DUE 2012

Goldman, Sachs & Co.	$337,500,000
Banc of America Securities LLC	$ 37,500,000
Total:	$375,000,000

6.600% FIXED RATE NOTES DUE 2017

Goldman, Sachs & Co.	$337,500,000
Banc of America Securities LLC	$ 37,500,000
Total:	$375,000,000

1

SCHEDULE I

Filed Pursuant to Rule 433

Registration No. 333-143571

June 13, 2007

Pricing Term Sheet

$250,000,000 Senior Floating Rate Notes due 2010
$375,000,000 6.150% Senior Notes due 2012
$375,000,000 6.600% Senior Notes due 2017

Issuer:	National Semiconductor Corporation (“National”)

Title of Securities:	Senior Floating Rate Notes due 2010 (the “Floating Rate Notes due 2010”) 6.150% Senior Notes due 2012 (the “Notes due 2012”) 6.600% Senior Notes due 2017 (the “Notes due 2017”)

Note Type:	Senior Unsecured

Offering Size:	Floating Rate Notes due 2010: $250,000,000 Notes due 2012: $375,000,000 Notes due 2017: $375,000,000

Trade Date:	June 13, 2007

Settlement Date:	June 18, 2007 (T+3)

Maturity:	Floating Rate Notes due 2010: June 15, 2010 Notes due 2012: June 15, 2012 Notes due 2017: June 15, 2017

First Call Date:	Floating Rate Notes due 2010: December 15, 2008

Coupon:	Floating Rate Notes due 2010: Three-month LIBOR plus 0.25% Notes due 2012: 6.150% per annum Notes due 2017: 6.600% per annum

Price to Public (Issue Price):

Floating Rate Notes due 2010: 100.000% plus accrued interest, if any, from June 18, 2007
Notes due 2012: 99.971% plus accrued interest, if any, from June 18, 2007
Notes due 2017: 99.994% plus accrued interest, if any, from June 18, 2007

Gross Spread:	Floating Rate Notes due 2010: 0.450% Notes due 2012: 0.600% Notes due 2017: 0.650%

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Net Proceeds to National:	Floating Rate Notes due 2010: 99.550% Notes due 2012: 99.371% Notes due 2017: 99.344%

Denominations:	Minimum of $2,000 and integral multiples of $1,000 thereof

Ratings:	Baa1 (Stable) / BBB (Stable)

Interest Payment Dates:	Floating Rate Notes due 2010: March 15, June 15, September 15 and December 15 Notes due 2012: June 15 and December 15 Notes due 2017: June 15 and December 15

Redemption Provisions:
Optional Redemption

Floating Rate Notes due 2010: The floating rate notes are not redeemable prior to December 15, 2008. Thereafter, National may redeem the floating rate notes on any interest payment date at a price equal to 100% of their principal amount plus accrued and unpaid interest to the redemption date.
Notes due 2012: Make-whole call at any time at 100% of discounted present value at Treasury Rate plus 15 basis points.
Notes due 2017: Make-whole call at any time at 100% of discounted present value at Treasury Rate plus 20 basis points.

Change of Control Repurchase:

Upon the occurrence of a change of control triggering event (which involves the occurrence of both a change of control and a below investment grade rating of the notes by Moody’s and S&P), the issuer will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of repurchase.

CUSIP:	Floating Rate Notes due 2010: 637640 AC7 Notes due 2012: 637640 AD5 Notes due 2017: 637640 AE3

Underwriters:	Sole Bookrunner: Goldman, Sachs & Co. Co-manager: Banc of America Securities LLC

National has filed a registration statement (including a prospectus) and a prospectus supplement with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents National  has filed with the SEC for more complete information about the issuer and this offering. You should rely on the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details.  You may get these documents for free by visiting the SEC Web site at www.sec.gov.  Copies of the prospectus and the prospectus supplement may be obtained from Goldman, Sachs & Co., Prospectus Department, by calling 866-471-2526.

The security ratings above are not a recommendation to buy, sell or hold the securities offered hereby.  The ratings may be subject to revision or withdrawal at any time by Moody’s and Standard and Poor’s.  Each of the security ratings above should be evaluated independently of any other security rating.

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SCHEDULE II

(a)           Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Road Show posted on June 8, 2007

(b)           Additional Documents Incorporated by Reference:

II-1

ANNEX I(a)

[DESCRIPTION OF COMFORT LETTER]

Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)            They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

(ii)           In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, prospective financial statements and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Pricing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters and are attached hereto;

(iii)          They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statement of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and/or included in the Company’s quarterly reports on Form 10-Q incorporated by reference into the Pricing Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Underwriters and are attached hereto; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in the related in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(iv)          The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Pricing Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;

Annex I-1

(v)           They have compared the information in the Pricing Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

(vi)          On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A)          the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Pricing Prospectus and/or included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Pricing Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Pricing Prospectus, for them to be in conformity with generally accepted accounting principles;

(B)           any other unaudited income statement data and balance sheet items included in the Pricing Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(C)           the unaudited financial statements which were not included in the Pricing Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Pricing Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for the most recent fiscal year;

(D)          any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Pricing Prospectus do not comply as to form

Annex I-2

in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(E)           as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Pricing Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus, except in each case for changes, increases or decreases which the Pricing Prospectus discloses have occurred or may occur or which are described in such letter; and

(F)           for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Pricing Prospectus discloses have occurred or may occur or which are described in such letter; and

(vii)         In addition to the examination referred to in their report(s) included or incorporated by reference in the Pricing Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Pricing Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Pricing Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex I-3

ANNEX I(b)

[FORM OF BRING-DOWN COMFORT LETTER]

Annex I(b)-1

ANNEX II

1.             The Company is a corporation in good standing under the DGCL, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.  Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.

2.             The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.             The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.             The Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

5.             The Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for by you in accordance with the terms of the Underwriting Agreement, will be legally valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.             The execution and delivery of the Underwriting Agreement and the Indenture and the issuance and sale of the Notes by the Company to you pursuant to the Underwriting Agreement do not on the date hereof:

(i)            violate the Company’s Governing Documents;

(ii)           result in a breach of or a default under any of the Specified Agreements;

(iii)          violate the DGCL, or any federal or New York or California statute, rule or regulation applicable to the Company; or

(iv)          require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York or California statute, rule or regulation applicable to the Company that have not been obtained or made.

Annex II-1

7.             The Registration Statement at June 7, 2007, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.  For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

8.             The statements set forth in the Prospectus under the caption “Description of Debt Securities” and “Description of Notes”, insofar as they purport to constitute a summary of the terms of the Notes, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate descriptions or summaries in all material respects.

9.             The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•                   the Registration Statement, at June [7], 2007, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•                   the Preliminary Prospectus, as of [   :   ] New York time on June [13], 2007 (together with the Incorporated Documents at that time), when taken together with the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•                   the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus, or the Incorporated Documents, or the Form T-1.

Annex II-2

ANNEX III

1.             Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly organized and is validly existing as a corporation, limited liability company or other similar type of entity in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock, membership interests, or any other capital securities of each such significant subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

2.             To my knowledge, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the condition (financial or otherwise), stockholders’ equity or results of operations of the Company and its subsidiaries.

3.             Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent or comparable constitutive documents), in each case as currently in effect, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case (other than with respect to any violation of the Certificate of Incorporation or By-laws, or equivalent or comparable constitutive documents, of the Company or any of its subsidiaries) for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.             The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules therein, of which I express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and I have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

5.             To my knowledge, there are no amendments to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Basic Prospectus or the Prospectus which are not filed or incorporated by reference or described as required.

Annex III-1